Exhibit 99.1

Information Relating to Part II.

Item 14. - Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of LSB Industries, Inc., registered pursuant to the registration statement on Form S-3ASR (Registration No. 333-263882) filed on March 28, 2022, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$17,715
Printing and engraving expenses	35,000
Accounting fees and expenses	75,000
Legal fees and expenses	500,000
Transfer agent and registrar fees	6,700
Miscellaneous fees and expenses	5,585

TOTAL	$640,000